UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) July 31, 2012

CU BANCORP

(Exact name of registrant as specified in its charter)

California	000-54774	90-0779788
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

15821 Ventura Boulevard, Suite 100 Encino, California 91436

(Address of Principal Executive Offices) (Zip Code)

(818) 257-7700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends and restates that certain Current Report on Form 8-K filed with the Securities and Exchange Commission on August 2, 2012 (the “Original Filing”). Specifically, Item 2.01 and Item 9.01 have been restated in this Amendment, and Item 5.01 and Item 5.06 have been added. Unless otherwise indicated in this Current Report on Form 8-K, this Amendment continues to describe conditions as of the date of the Original Filing, and the disclosures herein have not been updated to reflect events, results or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 31, 2012, CU Bancorp and California United Bank completed the following transactions:

(i)	The formation of a bank holding company (“CU Bancorp”) for California United Bank (the “Bank”) and the related bank holding company reorganization pursuant to an Agreement and Plan of Merger dated December 8, 2011 (the “Merger Agreement”) and the related Agreement to Merge and Plan of Bank Holding Company Formation. CU Bancorp became the sole shareholder of California United Bank, in a one-to-one exchange of shares of California United Bank common stock for CU Bancorp common stock. In addition, the California United Bank 2005 Stock Option Plan and the California United Bank 2007 Equity and Incentive Plan (collectively the “Equity Plans”) were automatically deemed to be equity incentive plans of CU Bancorp and the outstanding options to purchase California United Bank common stock and the outstanding shares of restricted California United Bank common stock previously granted pursuant to the Equity Plans were automatically deemed to be outstanding options to purchase CU Bancorp common stock and outstanding shares of restricted CU Bancorp common stock, respectively, having the same terms, conditions and restrictions as originally imposed thereon. Collectively these transactions are referred to as the “Holding Company Formation”;

(ii)	The acquisition of Premier Commercial Bancorp (“PC Bancorp”) pursuant to an Agreement and Plan of Merger dated December 8, 2011, through a series of mergers and by the merger of PC Bancorp into CU Bancorp (the “Bancorp Acquisition”; and

(iii)	The acquisition of Premier Commercial Bank, N.A. through the merger of the Premier Commercial Bank, N.A. into California United Bank (the “Bank Acquisition”).

The Holding Company Formation

On July 31, 2012, California United Bank became the wholly owned subsidiary of CU Bancorp, a California corporation and the bank holding company for California United

Bank, in a one-to-one- exchange of California United Bank common stock for CU Bancorp common stock. CU Bancorp common stock will trade on the Over-the-Counter Bulletin Board (“OTCBB”) under the ticker symbol “CUNB”.

The Bancorp Acquisition

PC Bancorp was a bank holding company and the parent of Premier Commercial Bank, N.A. On July 31, 2012, PC Bancorp merged with and into CU Bancorp, with CU Bancorp as the surviving company. Shareholders of PC Bancorp received a total of 3,721,442 shares of CU Bancorp common stock in an exchange ratio of .9923 shares of CU Bancorp common stock for each share of PC Bancorp common stock. Cash will be paid in lieu of fractional shares at $11.0676 per share. The transaction is valued at approximately $42.3 million based on the closing price of California United Bank common stock on July 31, 2012. In addition, holders of stock options of PC Bancorp will receive the positive difference between $10.9824 and the exercise price per share.

The Bank Acquisition

On July 31, 2012, Premier Commercial Bank, N.A. merged with and into California United Bank, with California United Bank as the surviving bank. Premier Commercial Bank was a national bank with total assets of approximately $414 million on June 30, 2012. Premier Commercial Bank, N.A. engaged in the commercial banking business, with offices in Anaheim and Irvine/Newport Beach, California. The offices in Anaheim and Irvine/ Newport Beach will become full-service branch offices of California United Bank.

Additional Information

Additional information and details of the transactions were previously disclosed in the joint proxy statement/prospectus filed in a Registration Statement on Form S-4 by CU Bancorp with the Securities and Exchange Commission (the “SEC”) on April 13, 2012, as amended on June 19, 2012 (SEC File No. 333-180739) (the “Joint Proxy Statement/Prospectus”). Any description of the Merger Agreement is qualified in its entirety by reference to the complete copy of the Merger Agreement which is included as Appendix B in the Joint Proxy Statement/Prospectus and is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

The information required to be provided by this Item is contained in Item 2.01 above and includes the reference to the Joint Proxy Statement/Prospectus (SEC File No. 333-180739).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Bancorp Acquisition and at the effective time of the Bank Acquisition, the executive officers and directors of CU Bancorp and California United Bank immediately prior to the effective time became the executive officers and directors of CU Bancorp and California United Bank, respectively; provided, however, that Robert C. Bills and Ronald W. Jones, both of whom served on the board of directors of CU Bancorp and California United Bank, had previously provided written notification of their intent to retire as directors of both CU Bancorp and California United Bank and such resignations were accepted, at the effective time of these Acquisitions.

Mr. Bills served as the Chairman of the Compensation, Nomination and Corporate Governance Committee and Mr. Jones previously served as the Audit Committee expert and Chairman of the Audit Committee. Both Mr. Bills and Mr. Jones have served on, and have meaningfully contributed to, California United Bank’s board of directors since its organization.

Additionally, pursuant to the terms of the Merger Agreement and at the effective time of the Acquisitions, Kenneth J. Cosgrove and Robert Matranga joined the boards of directors of CU Bancorp and California United Bank to serve until their respective successors are duly elected or appointed and qualified.

Item 5.06	Changes in Shell Company Status.

The information required to be provided by this Item is contained in Item 2.01 above including the reference to the Joint Proxy Statement/Prospectus (SEC File No. 333-180739).

Item 8.01	Other Events

On August 1, 2012, California United Bank and CU Bancorp issued a press release reporting that on July 31, 2012, the Holding Company Formation, the Bancorp Acquisition and the Bank Acquisition were all completed.

A copy of that release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of businesses acquired.

Financial Statement information regarding California United Bank and Premier Commercial Bancorp in the form and for the periods required pursuant to this Item and Rule 8.04(b) of SEC Regulation S-X are contained in the Joint Proxy Statement/Prospectus beginning on page F-1 and to the extent additional information is required by this Item it will be filed within 71 days of the date hereof.

(b) Pro forma financial information.

The Pro Forma Financial Statement information required by this Item and Rule 8-05 of SEC Regulation S-X are contained in the Joint Proxy Statement/Prospectus and to the extent additional information is required by this Item it will be filed within 71 days of the date hereof.

(d) Exhibits

2.1 Agreement to Merge and Plan of Holding Company Formation, by and between CU Bancorp and CU Merger Sub I, dated as of December 8, 2011 (incorporated by reference to Exhibit 2.1 and as Appendix A to the Registration Statement on Form S-4 (File No. 333-180739) filed with the Securities and Exchange Commission on June 19, 2012)

2.2 Agreement and Plan of Merger, by and between CU Bancorp, California United Bank, Premier Commercial Bancorp and Premier Commercial Bank, dated as of December 8, 2011 and as amended on March 21, 2012 (incorporated by reference to Exhibit 2.2 and as Appendix B to the Registration Statement on Form S-4 (File No. 333-180739) filed with the Securities and Exchange Commission on June 19, 2012)

99.1 Press Release dated August 1, 2012 – California United Bank Completes Acquisition of Premier Commercial Bank - CU Bancorp Established as Holding Company for California United Bank - Kenneth J. Cosgrove and Robert Matranga Appointed to CU Bancorp Board of Directors

Forward Looking Statements

Certain statements contained in this report and the exhibits hereto that are not statements of historical fact constitute forward-looking statements for which CU Bancorp, California United Bank and Premier Commercial Bancorp (collectively the “Company”) each claim the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in the Company’s future filings with the Securities Exchange Commission, in press releases and in oral and written statements made by the Company or with the Company’s approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of the Company’s plans, objectives and expectations or those of its management or Boards of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the possible or assumed future financial condition, results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company’s ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) difficult and adverse conditions in the global and domestic capital and credit markets and the state of California, (2) timing of system conversions, delays and difficulties in integrating or other consequences associated with mergers and acquisitions, (3) significant costs or changes in business practices required by new banking laws or regulations, (4) a more adverse than expected decline, a “double dip” recession, or continued weakness in general business and economic conditions, which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense, (5) changes in market rates and prices which may adversely impact the value of financial products, (6) changes in the interest rate environment and market liquidity which may reduce interest margins and impact funding sources, (7) increased competition, (8) changes in the financial performance and/or condition of the Bank’s borrowers, (9) increases in Federal Deposit Insurance Corporation premiums due to market developments and regulatory changes, (10) earthquake, fire, pandemic or other natural disasters, (11) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, (12) changes in capital requirements or capital treatment of certain categories of debt currently considered as capital for regulatory purpose, and (13) our success at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 3, 2012	CALIFORNIA UNITED BANK

/s/ Anita Wolman
Anita Wolman, Executive Vice President & General Counsel
(Duly Authorized Representative)

Exhibit Index

Exhibit No.	Description

2.1	Agreement to Merge and Plan of Holding Company Formation, by and between CU Bancorp and CU Merger Sub I, dated as of December 8, 2011 (incorporated by reference to Exhibit 2.1 and as Appendix A to the Registration Statement on Form S-4 (File No. 333-180739) filed with the Securities and Exchange Commission on June 19, 2012)

2.2	Agreement and Plan of Merger, by and between CU Bancorp, California United Bank, Premier Commercial Bancorp and Premier Commercial Bank, dated as of December 8, 2011 and as amended on March 21, 2012 (incorporated by reference to Exhibit 2.2 and as Appendix B to the Registration Statement on Form S-4 (File No. 333-180739) filed with the Securities and Exchange Commission on June 19, 2012)

99.1	Press Release dated August 1, 2012 – California United Bank Completes Acquisition of Premier Commercial Bank - CU Bancorp Established as Holding Company for California United Bank - Kenneth J. Cosgrove and Robert Matranga Appointed to CU Bancorp Board of Directors